             REAL PROPERTY PURCHASE AGREEMENT AND DEPOSIT RECEIPT
    THIS IS INTENDED TO BE A LEGALLY BINDING AGREEMENT.  READ IT CAREFULLY.

1.  PARTIES:
============

This Real Property Purchase Agreement and Deposit Receipt ("Agreement") is made between Chateau Communities and/or its assigns (as allowed pursuant to this Agreement) ("Buyer") and Rio Grande Investors, LLC, a New Mexico LLC, Dale Allen Batinovich, as Trustee of the Dale Allen Batinovich Trust dtd 4/13/90, Maureen C. Jones, as Trustee of the Maureen C. Jones Trust dtd 10/10/90, Howard
W. Jones, as Trustee of the Howard W. Jones Trust dtd 3/14/90 and John W. Wallace, as Trustee of the Wallace Family 1995 Revocable Trust (individually and collectively referred to herein as "Seller").

2.  DEPOSIT RECEIPT:
====================

Buyer shall deposit a check in the amount of One Hundred Thousand ($100,000) Dollars payable to the National Office of Lawyer's Title ("Title Company") as a deposit ("Deposit") for the purchase of those certain Properties including, to the extent owned by Seller, all land, improvements, buildings, easements, air, mineral and riparian rights and all tenements, herediments, privileges and appurtenances thereto, all personal property, fixtures, tradenames, licenses, permits, contracts, all Seller owned homes and all mortgage notes receivable thereon and any other asset located on the Property (as hereinafter defined) necessary for the operation of such properties as mobile home communities (individually referred to herein as the "Property" and collectively as the "Properties") located in the City of Albuquerque, County of Bernalillo, State of New Mexico, and more particularly described as follows with legal descriptions attached hereto as Exhibit A:

     Location:              3000 Aztec Road NE            10200 2nd Street NW
                            Albuquerque, NM  87101        Albuquerque, NM  87114
     Consisting of:         163 Spaces                    180 Spaces
     Commonly known as:     Aztec Village MHC             The Village Park MHC

The parties hereto agree that May 10, 1999 shall be the effective date (the "Effective Date") of this Agreement.

3.  TERMS OF SALE:
==================

A.  PURCHASE PRICE
The purchase price of the Properties shall be:                      $11,250,000

B.  CASH DOWN PAYMENT
The cash down payment, including the Deposit shall be:              $ 4,440,000

C.  EXISTING FINANCING
Buyer agrees to take title either subject to or by assuming deeds
of trust totaling approximately:                                    $ 6,810,000

4.  CLOSING DATE:
=================

Within two (2) business days after the date this Agreement is executed by all parties hereto, escrow shall be opened by Buyer with Title Company. Buyer and Seller agree that prior to the expiration of the Investigation Period (as hereinafter defined) the parties shall execute escrow instructions wherein they shall agree that on or before the date that Buyer closes on the Longview Property (as hereinafter defined) the parties hereto shall execute and deliver into escrow with the Title Company all appropriate documents relating to this Agreement, including without limitation the Deeds, with the only provisions for the release of those documents to be (i) payment by Buyer of the Purchase Price as adjusted pursuant to this Agreement , (ii) the satisfaction of all other conditions of Seller's performance, as set forth in this Agreement; and (iii) the execution and delivery by Buyer of all appropriate documents, also as set forth herein (the "Escrow Delivery Date"). The Closing shall take place ninety
(90) days after the expiration of the Investigation Period (as hereinafter defined) (the "Closing Date") or sooner upon the mutual agreement of the parties. The deed(s) transferring title to the Properties shall be recorded by the Title Company as of the Closing Date or as soon thereafter as possible. The Closing shall be held at such place as shall be mutually agreed upon by the parties, but in the absence of an agreement to the contrary, shall occur at the offices of the Title Company.

5.  CLOSING COSTS AND CLOSING DELIVERIES:
=========================================

A. CLOSING COSTS are to be paid as follows:

          I.  Escrow Fees:                    Seller/Buyer 50/50
          II.  Standard Owners Title Policy:  Seller

Other than the Title Policy, a portion of the cost of the Surveys (as hereinafter described) and certain other costs as indicated in this Agreement, Buyer shall pay all costs of closing and costs of investigating the Properties, including, without limitation, all costs associated with all environmental and termite inspections, and engineering reports. Any additional escrow costs or fees shall be paid by Buyer. In the event Seller or Buyer completes a tax-deferred exchange and additional closing costs and transfer taxes are incurred, the beneficiary of the exchange shall pay all additional costs arising out of the tax deferred exchange.

B. ESCROW DELIVERIES

     I. On the Escrow Delivery Date, Seller shall execute and deliver the following documents into escrow with the Title Company:

          a. Special warranty deeds (the "Deeds") conveying title to the Properties, which title is free and clear of all liens, claims and encumbrances, other than Permitted Encumbrances, and otherwise in a condition to enable the Title Company to issue owner's title insurance policies with extended coverage, subject only to the Permitted Encumbrances and in the form described in Section 6(A)1 hereof. For purposes of this Agreement, "Permitted Encumbrances" shall be all liens, claims, encumbrances, easements or other restrictions on title disclosed in the Commitments (as hereinafter defined) and not objected to by Buyer or which have otherwise been accepted by Buyer. Seller shall be responsible for the cost of the Commitments and Title Policies (as hereinafter defined) for the Properties, including survey endorsements.

          b. An affidavit stating that Seller is not a "foreign person" within the meaning of IRC Section 1445(f)(3);

          c. An itemized list and the appropriate affidavits stating that there are no claims which may give rise to mechanics' liens on the Properties, sufficient to permit the Title Company to issue the Title Policies with extended coverage;

          d. A letter to all tenants introducing Buyer as the new owner of the Properties and directing them to make future payments of rent to Buyer at a place designated by Buyer;

          e. An assignment of any and all condemnation awards and any unpaid condemnation award for damages relating to the Properties;

          f. An assignment of, and the original copies of, if in possession of Seller, any and all leases or other occupancy agreements to which the Properties or any part thereof are subject and all rents to become due thereunder subsequent to the Closing and any security deposits made pursuant thereto; provided, however, that Buyer shall assume no obligation for claims of tenants for damages to persons or properties arising prior to the Closing but shall assume such obligation for claims of tenants arising from any acts or omissions occurring after the Closing;

          g. An assignment to Buyer of any and all service, maintenance or other contracts or agreements, to the extent assignable, relating to the Properties which Buyer has elected to assume, and all claims, warranties, indemnifications, and guarantees of performance relating to the Properties and other rights, if any, which the Seller may have against suppliers, laborers, materialmen, contractors or subcontractors, to the extent that the same are assignable by Seller and to the extent Seller has no present intent at the time of the Closing in pursing any claim related to monies paid by Seller to cure a default (and such default has been cured) in connection with any of the foregoing;

          h. An assignment, and possession, of all licenses, permits, franchises and certificates in possession of Seller issued by any state, federal or local municipal governmental authority, relating to the use, maintenance or operation of the Properties to the extent such licenses, permits and franchises are transferable including, without limitation, all licenses and permits applicable to the water and sewage system and equipment, if any;

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          i.   An assignment of all tradename(s), if any, used by Seller in connection with the operation of the Properties as manufactured housing communities.

          j. An itemized list of all tangible personal property, owned by Seller and used in connection with the operation and management of the Properties and execute and deliver any and all Bills of Sale or other conveyance documents necessary to transfer to Buyer all personal property relating to the operation and management of the Properties including the execution and delivery of all titles for any mobile home units or any vehicles which are being transferred to Buyer in connection herewith, properly endorsed by Seller with all liens released. Such titles shall be free and clear of all liens and encumbrances and Seller shall be responsible for all sales tax related to the transfer of same to Buyer;

          k. Execute and deliver any other documents as are reasonably necessary to evidence the transaction contemplated hereby. All documents to be delivered hereunder shall be in form and content acceptable to both Buyer and Seller.

     II.  At the Closing, Seller shall take the following actions:

          a. Pay title insurance premiums (including the cost of all reasonable endorsements to the Title Policy), and any other costs which are incurred by Seller incident to Seller's obligations pursuant to this Agreement;

          b. Cause the termination of any management agreements affecting the Properties;

          c. Deliver a certificate certifying that to the best of Seller's actual knowledge all representations and warranties made by Seller are true and correct on the date of the Closing (or disclosing any materially adverse change in such representations and warranties) and that all conditions to Closing have occurred, been waived or otherwise been satisfied;

          d. Cause the Title Company to deliver the Commitments, marked up by hand and updated by the Title Company as of the Closing Date, such that the marked up Commitments are effective as the Title Policies, pending the actual issuance of the Title Policies.

          e. Execute and deliver a closing statement (the "Closing Statement") setting forth the adjustments and prorations provided for hereunder;

          f. Execute and deliver Rent Rolls for the Properties updated and certified by Seller as of the Closing Date;

          g. Pay all transfer and recording taxes and recording fees including without limitation city, county and state transfer taxes, if any, related to the transfer of the Properties from Seller to Buyer including, without limitation any sales tax related to the transfer of any mobile homes from Seller to Buyer;

     III. At the Closing, Buyer shall deliver the following:

          a.   The Purchase Price, as adjusted per this Agreement;

          b.   An executed Closing Statement;

          c. A certified statement updating and restating as of the Closing Date, that to Buyer's actual knowledge, each of the representations and warranties made by Buyer in accordance with the provisions hereof are true and correct on the Closing Date (or disclosing any materially adverse change in such representations and warranties) and that all conditions to Closing have occurred, been waived or otherwise been satisfied;

          d. Pay its share of any costs which are Buyer's pursuant to this Agreement; and

          e. Deliver any other documents as are reasonably necessary to evidence the transaction contemplated hereby.

6.  DOCUMENTS AND INSPECTION CONTINGENCIES:
===========================================

A. DOCUMENTS. With the exception of the Surveys (as hereinafter defined), which shall be delivered by Seller to Buyer within twenty-five (25) days of the Effective Date, within ten (10) days of the Effective Date, Seller shall

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provide Buyer, the below listed documents ("Documents"), to the extent same are available. Buyer shall acknowledge in writing receipt of each Document. If these Documents are provided to Buyer late and accepted by Buyer, then this Agreement shall continue in full force and effect. The Documents are:

1. A commitment from the Title Company for a policy of title insurance with extended coverage for each of the Properties (the "Commitments") in the amount of the Purchase Price (allocated appropriately) (or such lesser amount as Buyer may elect) and legible copies of all documents listed as exceptions in the respective Schedule B's attached thereto with a Survey Endorsement. Seller shall be responsible for the cost of the Commitments and Title Policies for the Properties, including the survey endorsement.

2. ALTA surveys (the "Surveys") for each of the Properties prepared by a land surveyor licensed under the laws of the State of New Mexico and certified to Buyer and the Title Company. The Surveys shall show the location of all improvements, structures, boundaries, easements, right-of-ways, restrictions, covenants and encroachments and be sufficient to allow the Title Company to provide extended coverage on the Commitments and the Title Policies. The Surveys shall also certify as to the total acreage contained within each Property. Notwithstanding anything stated herein to the contrary, Seller hereby agrees to pay all costs and expenses incurred by Buyer in obtaining the above described Survey in an amount not to exceed Two Thousand and 00/100 ($2,000.00) Dollars per Property;

3. Income and operating expenses of the Properties for years 1997, 1998 and YTD 1999;

4. Current rent rolls, including unit number, rent, rental incentives, deposit, paid status and the date of the last rent increase;

5. All rental agreements, leases, service contracts, and all other written contracts or agreements in Seller's possession affecting the Properties will be made available for Buyer's review on-site;

6.   Inventory of the personal property to be conveyed at the Closing;

7. Any existing copies of Phase I Environmental Reports, Surveys or any other reports, plans or specifications relating in any way to the Properties;

8. Copies of all notes, mortgages, security agreements, other agreements or documents relating to the indebtedness being assumed by Buyer pursuant to
     Section 3C;

9. A list of any capital expenditures made at the Properties in excess of $500.00 since 1996;

10. Any evidence in Seller's possession that the water and sewage disposal systems and facilities serving the Properties are fully operative, meet all governmental requirements and have been licensed and approved by all governmental authorities and a schedule of any unpaid water, sewage or utility tap fee or access fees, or any other special assessments and copies of all utility franchise agreements, if any;

11. A copy of any Community prospectus for each of the Properties, if any since the initial development of the Properties;

12. All permits in Seller's possession, for any aspect of the operations of the Properties, including, without limitation, swimming pools;

13.  Community rules and regulations for the Properties; and


14. Certified Articles of Organization and the most recent version of the Operating Agreement for Rio Grande Investors, LLC evidencing authority of signator to bind the LLC and consummate the transactions contemplated herein, Certificates of Trusts for each of the individual Seller's evidencing authority of the Trustee to bind the individuals trust.

B.   INVESTIGATION PERIOD

During the period ending on the later of (i) thirty (30) days from the Effective Date or (ii) ten (10) days following receipt by Buyer of the last of the items set forth in Section 6(A) hereof (the "Investigation Period"), Buyer shall, at

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

Buyer's sole cost and expense, make all inspections, studies or investigations desired by Buyer with respect to the Properties, including but not limited to
(i) examination of all physical aspects of the Properties, including obtaining soils and other investigations and reports concerning the physical condition of the Properties, (ii) investigating all zoning, code and all governmental requirements concerning the Properties, (iii) obtaining any desired environmental assessments and reports concerning the Properties, (iv) investigating the availability to the Properties of all utilities including water, sewer, gas, cable, electricity and telephone, (v) determining the feasibility of Buyer's intended use of the Properties, and (vi) reviewing copies of any pertinent reports and other documents concerning the Properties in Seller's possession. Buyer and its authorized agents, employees or representatives shall be entitled to enter upon the Properties at all reasonable times prior to the expiration of the Investigation Period, upon prior notice to Seller and accompanied by a representative of Seller if required by Seller, during the Investigation Period if this Agreement is not earlier terminated; provided, however, that there shall be no interference with the business of Seller or the residents of the Properties, Buyer's activities on the Properties shall be in compliance with all applicable laws, rules and regulations and Buyer shall restore the Properties to as near the same condition as they existed immediately prior to the conducting of any such inspection, study or investigation as is reasonably practicable immediately upon completion of each such inspection, study or investigation. Buyer shall not permit any liens or encumbrances to be asserted against the Properties in connection with or as a result of such inspections, studies or investigations. Buyer shall indemnify, defend and hold Seller, and Seller's partners, agents, employees and representatives, and the Properties, harmless of, from and against any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys' fees and costs of court), damages, liens, claims (including, without limitation, mechanics' or materialmen's liens or claims of liens), actions and causes of action arising from or relating to the entry by Buyer (or Buyer's agents, employees, contractors or representatives) upon the Properties, whether to test, study, investigate or inspect the Properties pursuant to this Section or otherwise, except only to the extent caused by the gross negligence or willful misconduct of Seller. If, within the Investigation Period, Buyer shall in Buyer's sole discretion be dissatisfied with any aspect of the Properties, or shall decide for any other reason not to proceed with the transaction contemplated under this Agreement, then Buyer, as its sole and exclusive remedy, may terminate this Agreement by giving written notice thereof to Seller (with a copy to the Title Company) prior to the expiration of the Investigation Period. If Buyer does not terminate this Agreement prior to the expiration of the Investigation Period, Buyer shall be deemed to have waived any right Buyer may have to terminate this Agreement pursuant to this Section. Notwithstanding anything to the contrary set forth in this Agreement, the covenants, agreements and indemnities of Buyer in this Section shall expressly survive the Closing or the termination of this Agreement. Buyer shall provide Seller a list of all third parties it brings onto the Properties for the purpose of investigating the Properties.

All information delivered to or obtained by Buyer during or prior to the Investigation Period concerning the Properties is and shall remain the property of Seller and shall be considered confidential proprietary information of Seller, not to be disclosed to any third parties except as expressly provided hereinafter. Notwithstanding the foregoing, except as otherwise set forth below, Buyer may disclose such information to Buyer's attorneys, accountants and other agents and affiliates reasonably necessary for the consummation of the transaction contemplated herein and to no other person without Seller's written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer shall control the dissemination of such information to assure that any recipient preserves the confidential nature of the information. Copies of any information compiled or obtained by Buyer from sources other than Seller concerning the Properties (excluding proprietary business plans, work product and projections) shall be delivered to Seller immediately upon termination of this Agreement. The foregoing obligations shall survive termination of this Agreement.

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

7.  EXISTING FINANCING:
=======================

Buyer shall agree to use Buyer's best efforts, at Buyer's expense and with the cooperation and assistance of Seller at no cost to Seller, to take title by assuming existing promissory notes and deeds of trust in favor of the following beneficiaries with the following approximate unpaid principal balances, annual interest rates, and monthly payments ("Existing Financing"):

                                          Approximate                               Annual             Monthly
                 Beneficiaries            Unpaid Balances    Secured By             Interest Rates     Payments
                 -------------            ---------------    ----------             --------------     --------
Aztec Village    Situs Servicing, Inc.    $3,208,961         First Deed of Trust    8.69%              $25,624.22
Village Park     Situs Servicing, Inc.    $3,601,039         First Deed of Trust    8.69%              $28,753.90

Should Buyer fail to notify Seller prior to the expiration of the Investigation Period that (a) Buyer accepts the terms and conditions of the Existing Financing as set forth above; (b) Buyer has been accepted by the Lender to assume the Existing Financing; and (c) Lender has agreed to release Seller from its obligations under the Existing Financing by an instrument reasonably satisfactory to Seller, then the Purchase Agreement shall terminate and the entire Deposit shall be returned to Buyer immediately. Seller agrees to furnish to Buyer, not less than ten (10) days before the Closing Date, a beneficiary statement specifying the unpaid principal balances, unpaid interest, fees and penalties of the Existing Financing as of the Closing Date. The parties hereto agree that in the event there is any difference between the actual principal balance of the Existing Financing and that which is stated herein, there shall be a dollar for dollar adjustment in the cash down payment as same is set forth in Section 3B hereof; provided however, in the event the unpaid principal balances, unpaid interest, fees and penalties of the Existing Financing as of the Closing Date are different than the amounts shown earlier in this paragraph, the parties hereto acknowledge and agree that in no event shall Buyer be required to pay more than the Purchase Price, as same is set forth in Section 3A hereof, for the purchase of the Properties. Buyer shall make any guaranties reasonably required by the above-referenced Beneficiaries to facilitate Buyer's assumption of the Existing Financing.

8.  INDEMNIFICATION:
====================

A. Without limiting any other rights or remedies available to Buyer, Seller shall, in connection with the acts, omissions, agreements, covenants, representations and warranties set forth in this Agreement by Seller indemnify, defend and hold harmless Buyer, and its officers, partners, directors, employees, agents, representatives, successors and assigns from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's fees and costs incurred at trial, appellate, bankruptcy or other proceedings and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character, arising out of or in any manner relating or attributable to (and without giving effect to any tax benefit to the indemnified party); (i) any material inaccuracy in any representation or warranty of Seller contained in this Agreement or in any certificate, instrument of transfer or other document or agreement executed by Seller in connection with this Agreement, including, without limitation, material inaccuracies with respect to representations and/or warranties concerning each Seller's right, title and interest in and to the Properties, (ii) any failure by Seller to perform or observe, or to have performed or observed, in full any covenant, agreement or condition to be performed or observed by them under this Agreement or under any certificates or other documents or agreements executed by Seller, in connection with this Agreement, (iii) except as specifically described herein, the operations of the Properties, prior to the Closing Date, including, but not limited to all liabilities, suits, actions, damages and claims which may be asserted or threatened against the Properties from and after the Closing Date, but which shall have arisen out of any aspect of the business or operations of the Properties prior to the Closing Date; (iv) to the extent Buyer is the prevailing party, any costs relating to the enforcement by Buyer, of its rights under this Agreement; and (v) any agreements, contracts, negotiations or other dealings by Seller, concerning the sale of the Properties.

B. Without limiting any other rights or remedies available to Seller, Buyer shall, indemnify, defend and hold harmless Seller and its respective officers, partners, directors and employees from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorney's fees and costs incurred at trial, appellate, bankruptcy or other proceedings and accountant's fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand), of any kind or character, arising out of or in any manner relating or attributable to (and without giving effect to any tax benefit to the indemnified party): (i) any material inaccuracy in any representation or warranty of Buyer contained in this Agreement or in any certificate, instrument of transfer or other document or

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

agreement executed by Buyer in connection with this Agreement or otherwise made or given in connection with this Agreement, (ii) any failure by Buyer to perform or observe, or to have performed or observed, in full any covenant, agreement or condition to be performed or observed by them under this Agreement or under any certificates or other documents or agreements executed by Buyer in connection with this Agreement, (iii) except as specifically described herein, the operations of the Properties, subsequent to the Closing Date, including, but not limited to all liabilities, suits, actions, damages and claims which may be asserted or threatened against the Properties from and after the Closing Date, but which shall have arisen out of any aspect of the business or operations of the Properties subsequent to the Closing Date; (iv) to the extent Seller is the prevailing party, any costs relating to the enforcement by them of their rights under this Agreement; and (v) any agreements, contracts, negotiations or other dealings by Buyer, concerning the sale of the Properties.

C. Any party entitled to indemnification hereunder shall notify the indemnifying party in a timely manner of any matters as to which they are entitled to receive indemnification and/or defense under this Section 8, setting forth in such notice in reasonable detail, the facts and circumstances giving rise to the claim for indemnification.

9.   COVENANTS AND CONDITIONS PRECEDENT:
========================================

A.   COVENANTS.

     From the date of this Agreement until the earlier of (i) the termination of this Agreement and (ii) the Closing Date, Seller shall conduct the business of the Properties in the ordinary course, and during said period will:

          (a) Except in the ordinary course of business, refrain from transferring any portion of the Properties, incurring any indebtedness or creating on the Properties any easements, liens, mortgages, encumbrances or other interest without the prior written consent of Buyer;

          (b) Refrain from entering into any contracts or other commitments regarding the Properties, other than in the ordinary and usual course of business, without the prior written consent of Buyer;

          (c) Continue to maintain and repair the Properties and keep them in the same condition and repair as they were as of the date hereof, and continue all maintenance and services as heretofore provided;

          (d) Comply as in the ordinary course of business with all notices received by Seller of violation of laws or municipal ordinances, regulations, orders or requirements of department of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Properties or the use of operation thereof;

          (e) Continue to pay, on or before due, any and all operating expenses including all real estate and personal property taxes;

          (f) Maintain in full force and effect all licenses and permits necessary for the continued use and operation of the Properties;

          (g) Assist the Buyer, at no cost to Seller, and use all reasonable efforts to obtain prior to the Closing Date all necessary approvals and consents to the transfer and assumption of those mortgage loans, agreements, permits and licenses to be transferred hereunder or for which consent or approval is required for their continued validity after the consummation of the transaction contemplated by this Agreement. The parties hereto acknowledge that Seller not be primarily responsible for the loan assumption;

          (h) Perform all obligations of Seller on a timely basis and without default, under any Leases, mortgages, notes, Contracts or other agreements relating to the Properties;

          (i) Not amend, modify or waive any rights under any of the Leases or enter into any new lease affecting the Properties (other than tenant leases on standard terms and conditions and current market rates) without Buyer's prior written consent which shall not be unreasonably withheld, delayed or conditioned;

          (j) Promptly advise Buyer of any material adverse change in the financial condition of the Properties and of any material inaccuracies in any of the information provided Buyer in connection therewith; and

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

          (k) From and after the date hereof, the Seller agrees it shall not, nor shall any of their representatives or agents, continue or enter into any discussions or agreements for the sale, of the Properties with any party other than Buyer while this transaction is pending.

     B.   CONDITIONS PRECEDENT TO CLOSE

     I. Anything to the contrary notwithstanding, Buyer shall have no obligation to consummate this transaction, unless and until the conditions set forth in this Section have been satisfied or waived by Buyer in writing. Such conditions precedent are as follows:

          (a) The representations and warranties of the Seller contained in this Agreement or in any agreement or document delivered pursuant hereto shall, to the best of Seller's actual knowledge be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, there shall not have been any material error, misstatement or omission in any Exhibit, Schedule, or other document delivered in connection herewith and there shall not have been any material adverse change in the representations and warranties or schedules thereto as a result of the updating of such representations, warranties or schedules as required by this Agreement;

          (b) Seller shall have performed and complied with all agreements and covenants contained herein to be performed or complied with by them on or prior to the Closing Date and satisfied all conditions required to be performed, complied with, or satisfied by them on or prior to the Closing Date;

          (c) No evidence of contamination, other than as set forth in the Environmental Report shall have been discovered;

          (d) No suit, action, or other proceeding shall be pending or threatened before any court (including Bankruptcy Court) or governmental agency (including the appointment of a custodian, receiver trustee or similar official) naming the Seller (to the extent any such suit, action or proceeding would impact the ability of the Seller to perform its obligations or satisfy the conditions to closing hereunder) as defendant or affecting the Properties;

          (e) During the period from the date hereof to the Closing Date there shall not have been any material adverse change, in the general affairs, business, financial position, results of operations of the Properties; and Buyer shall have received a certificate to such effect dated as of Closing Date signed by Seller. The delivery of such certificate shall in no way diminish or supersede the warranties and representations of Seller made in this Agreement; and

          (f) No information which is contrary to any representations or warranties contained herein which were made to the best of Seller's knowledge was discovered .

     II. Anything to the contrary notwithstanding, Seller shall have no obligation to consummate this transaction, unless and until the conditions set forth in this Section have been satisfied by Buyer or waived by Seller in writing. Such conditions precedent are as follows:

          (a) The representations and warranties of Buyer contained in this Agreement shall, to the best of Buyer's actual knowledge, be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, there shall not have been any material error, misstatement or omission in any Exhibit, Schedule, or other document delivered by Buyer in connection herewith and there shall not have been any material adverse change in the representations and warranties or schedules thereto as a result of the updating of such representations, warranties or schedules as required by this Agreement;

          (b) Buyer shall have performed and complied with all agreements and covenants contained herein to be performed or complied with by them on or prior to the Closing Date and satisfied all conditions required to be performed, complied with, or satisfied on or prior to the Closing Date; and

          (c) Seller shall have been released from its obligations under the Existing Financing.

     Notwithstanding anything stated herein to the contrary, in the event that Buyer or Seller is unable to satisfy any of the above listed condition precedents and such failure is not under the control of the failing party, the non-failing party's sole remedy is to terminate the Agreement, the Deposit shall then be returned to Buyer and the parties shall have no further rights, duties or obligations to each other hereunder.

10.  PRORATIONS:
================

All prorations shall be made in a manner that Seller has the benefit of all income and the burden of all expenses up to, but not including the Closing Date and Buyer has the benefit of all income and the burden of all expenses through and including the Closing Date. Rents, non-delinquent real property taxes, and any other expenses of the Properties shall be prorated as of Closing Date. Security deposits, advance rentals, and consideration involving future lease credits shall be credited to Buyer. Delinquent rents shall not be prorated and Buyer has no obligation to collect them but will reimburse Seller for any collected. THE AMOUNT OF ANY BOND OR ASSESSMENT WHICH IS A LIEN ON THE PROPERTIES SHALL BE ASSUMED BY THE BUYER. NOTWITHSTANDING THE FOREGOING PARAGRAPH, SELLER SHALL BE RESPONSIBLE FOR THE PAYMENT OF ALL BONDS OR ASSESSMENTS (OR INSTALLMENT PAYMENTS) WHICH ARE DELINQUENT AS OF THE CLOSING DATE.

11.  TAX DEFERRED EXCHANGE:
===========================

It is the intent of the Seller that this transaction be a tax deferred exchange pursuant to Internal Revenue Code Section 1031. However, no party to the Purchase Agreement has or will make any representation or warranty to any other party with respect to such tax treatment. Buyer and Seller will agree to cooperate with each other in their respective attempts to effect said 1031 tax deferred exchange.

12.  TITLE TO PROPERTY AND AUTHORITY FOR TRANSACTION:
=====================================================

a. Rio Grande Investors, LLC ("Rio Grande") represents and warrants to Buyer that Seller is constituted as follows, Rio Grande Investors, LLC, a New Mexico Limited Liability Company, Batinovich Trust, Maureen C. Jones Trust, Howard W. Jones Trust and the Wallace Family 1995 Revocable Trust; that Rio Grande is duly authorized and empowered to execute this Agreement and any subsequent agreement. That the signatory for Rio Grande on this Agreement, is authorized to bind Rio Grande. Rio Grande further represents and warrants to Buyer that: it has the full power and authority to own properties and to carry on business as now conducted, and is, if necessary, in good standing and duly qualified to conduct business in New Mexico. This Agreement and all other agreements or documents to be executed by Rio Grande pursuant hereto are or shall be as of the Closing Date, as the case may be, duly executed and delivered by Rio Grande and be valid, binding and enforceable in accordance with their respective terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will (i) constitute or cause a breach or violation of or require a consent under any agreement to which any Rio Grande is bound, including but not limited to, any right of first refusal or option to purchase granted to a third party, which might prevent the consummation of the transaction contemplated herein or which might bind Rio Grande, subsequent to the consummation of this Agreement, (ii) cause a lien or other encumbrance to attach to the Properties, or result in the acceleration of or the right to accelerate any obligation under any material agreement or the termination of the right to terminate any material license, franchise, lease, permit, approval or agreement to which Rio Grande is a party, or require a consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration, right or termination which have not been obtained or (iii) give rise to any other rights, at law or by agreement, that would give rise to any rights of first refusal or prevent the consummation of the transaction contemplated herein. To the best of Rio Grande's knowledge (i) Rio Grande has the complete and unrestricted power to sell and assign the Properties to Buyer; (ii) as of the Closing Date there will be no restrictions (with the exception of the Permitted Exceptions) upon the vesting in Buyer of title to the Properties and all personal property and park owned homes, if any, shall be free and clear of liens, encumbrances and other claims of any kind whatsoever, and such title shall then vest in Buyer; and (iii) no approval of or filing with any federal, state or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by Rio Grande or the consummation of the transaction contemplated herein.


b. Dale Allen Batinovich ("Batinovich"), as Trustee of the Dale Allen Batinovich Trust dtd 4/13/90 ("Batinovich Trust"), represents and warrants to Buyer that Seller is constituted as follows: Rio Grande Investors, LLC, a New Mexico Limited Liability Company, Batinovich Trust, Maureen C. Jones Trust, Howard W. Jones Trust and the Wallace Family 1995 Revocable Trust; that Batinovich is duly authorized and empowered as Trustee of the Batinovich Trust, to execute this Agreement and any subsequent agreement. Batinovich further represents and warrants to Buyer that: the Batinovich Trust has the full power and authority to own properties and to carry on business as now conducted, and is, if necessary, in good standing and duly qualified to conduct business in New

     Mexico. This Agreement and all other agreements or documents to be executed by Batinovich pursuant hereto are or shall be as of the Closing Date, as the case may be, duly executed and delivered by the Batinovich Trust and be valid, binding and enforceable in accordance with their respective terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will (i) constitute or cause a breach or violation of or require a consent under any agreement to which any the Batinovich Trust is bound, including but not limited to, any right of first refusal or option to purchase granted to a third party, which might prevent the consummation of the transaction contemplated herein or which might bind the Batinovich Trust, subsequent to the consummation of this Agreement,
     (ii) cause a lien or other encumbrance to attach to the Properties, or result in the acceleration of or the right to accelerate any obligation under any material agreement or the termination of the right to terminate any material license, franchise, lease, permit, approval or agreement to which the Batinovich Trust is a party, or require a consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration, right or termination which have not been obtained or (iii) give rise to any other rights, at law or by agreement, that would give rise to any rights of first refusal or prevent the consummation of the transaction contemplated herein. To the best of Batinovich's knowledge (i) the Batinovich Trust has the complete and unrestricted power to sell, assign and deliver to Buyer unencumbered title (with the exception of the Permitted Exceptions) to the Properties; (ii) as of the Closing Date there will be no restrictions (with the exception of the Permitted Exceptions) upon the vesting in Buyer of title to the Properties and all personal property and park owned homes, if any, shall be free and clear of liens, encumbrances and other claims of any kind whatsoever, and such title shall then vest in Buyer; and (iii) no approval of or filing with any federal, state or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by Batinovich or the consummation of the transaction contemplated herein.

c. Maureen C. Jones ("M. Jones"), as Trustee of the Maureen C. Jones Trust dtd 10/10/90 (the "M.Jones Trust"), represents and warrants to Buyer that Seller is constituted as follows: Rio Grande Investors, LLC, a New Mexico Limited Liability Company, Batinovich Trust, Maureen C. Jones Trust, Howard
     W. Jones Trust and the Wallace Family 1995 Revocable Trust; that M. Jones is duly authorized and empowered as Trustee of the M. Jones Trust, to execute this Agreement and any subsequent agreement.. M. Jones further represents and warrants to Buyer that: the M. Jones Trust has the full power and authority to own properties and to carry on business as now conducted, and is, if necessary, in good standing and duly qualified to conduct business in New Mexico. This Agreement and all other agreements or documents to be executed by M. Jones pursuant hereto are or shall be as of the Closing Date, as the case may be, duly executed and delivered by the M. Jones Trust and be valid, binding and enforceable in accordance with their respective terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will (i) constitute or cause a breach or violation of or require a consent under any agreement to which any the M. Jones Trust is bound, including but not limited to, any right of first refusal or option to purchase granted to a third party, which might prevent the consummation of the transaction contemplated herein or which might bind the M. Jones Trust, subsequent to the consummation of this Agreement, (ii) cause a lien or other encumbrance to attach to the Properties, or result in the acceleration of or the right to accelerate any obligation under any material agreement or the termination of the right to terminate any material license, franchise, lease, permit, approval or agreement to which the M. Jones Trust is a party, or require a consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration, right or termination which have not been obtained or (iii) give rise to any other rights, at law or by agreement, that would give rise to any rights of first refusal or prevent the consummation of the transaction contemplated herein. To the best of M. Jones' knowledge (i) The
     M. Jones Trust has the complete and unrestricted power to sell, assign and deliver to Buyer unencumbered title (with the exception of the Permitted Exceptions) to the Properties; (ii) as of the Closing Date there will be no restrictions (with the exception of the Permitted Exceptions) upon the vesting in Buyer of title to the Properties and all personal property and park owned homes, if any, shall be free and clear of liens, encumbrances and other claims of any kind whatsoever, and such title shall then vest in Buyer; and (iii) no approval of or filing with any federal, state or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by M. Jones or the consummation of the transaction contemplated herein .


d. Howard W. Jones ("H. Jones"), as Trustee of the Howard W. Jones Trust dtd 3/14/90 (the "H. Jones Trust"), represents and warrants to Buyer that Seller is constituted as follows: Rio Grande Investors, LLC, a New Mexico Limited Liability Company, Batinovich Trust, Maureen C. Jones Trust, Howard
     W. Jones Trust and the Wallace Family 1995 Revocable Trust; that H. Jones is duly authorized and empowered as Trustee of the H. Jones Trust, to execute this Agreement and any subsequent agreement. H. Jones further represents and warrants to Buyer that: the H. Jones Trust has the full power and authority to own properties and to carry on business as now conducted, and is, if necessary, in good standing and duly qualified to conduct business in New Mexico. This Agreement and all other agreements or documents to be executed by H. Jones pursuant hereto are or shall be as of the Closing Date, as the case may be, duly executed and delivered by the H. Jones Trust and be valid, binding and enforceable in accordance with their respective terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will (i) constitute or cause a breach or violation of or require a consent under any agreement to which any the H. Jones Trust is bound, including but not limited to, any right of first refusal or option to purchase granted to a third party, which might prevent the consummation of the transaction contemplated herein or which might bind the H. Jones Trust, subsequent to the consummation of this Agreement, (ii) cause a lien or other encumbrance to attach to the Properties, or result in the acceleration of or the right to accelerate any obligation under any material agreement or the termination of the right to terminate any material license, franchise, lease, permit, approval or agreement to which the H. Jones Trust is a party, or require a consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration, right or termination which have not been obtained or (iii) give rise to any other rights, at law or by agreement, that would give rise to any rights of first refusal or prevent the consummation of the transaction contemplated herein. To the best of H. Jones' knowledge (i) the H. Jones Trust has the complete and unrestricted power to sell, assign and deliver to Buyer unencumbered title (with the exception of the Permitted Exceptions) to the Properties; (ii) as of the Closing Date there will be no restrictions (with the exception of the Permitted Exceptions) upon the vesting in Buyer of title to the Properties and all personal property and park owned homes, if any, shall be free and clear of liens, encumbrances and other claims of any kind whatsoever, and such title shall then vest in Buyer; and (iii) no approval of or filing with any federal, state or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by H.Jones or the consummation of the transaction contemplated herein.


 e. John W. Wallace ("Wallace"), as Trustee of the Wallace Family 1995 Revocable Trust dtd (the "Wallace Trust"), represents and warrants to Buyer that Seller is constituted as follows: Rio Grande Investors, LLC, a New Mexico Limited Liability Company, Batinovich Trust, Maureen C. Jones Trust, Howard W. Jones Trust and the Wallace Family 1995 Revocable Trust; that Wallace is duly authorized and empowered as Trustee of the Wallace Trust, to execute this Agreement and any subsequent agreement. Wallace further represents and warrants to Buyer that: the Wallace Trust has the full power and authority to own properties and to carry on business as now conducted, and is, if necessary, in good standing and duly qualified to conduct business in New Mexico. This Agreement and all other agreements or documents to be executed by Wallace pursuant hereto are or shall be as of the Closing Date, as the case may be, duly executed and delivered by the Wallace Trust and be valid, binding and enforceable in accordance with their respective terms. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will (i) constitute or cause a breach or violation of or require a consent under any agreement to which any the Wallace Trust is bound, including but not limited to, any right of first refusal or option to purchase granted to a third party, which might prevent the consummation of the transaction contemplated herein or which might bind the Wallace Trust, subsequent to the consummation of this Agreement, (ii) cause a lien or other encumbrance to attach to the Properties, or result in the acceleration of or the right to accelerate any obligation under any material agreement or the termination of the right to terminate any material license, franchise, lease, permit, approval or agreement to which the Wallace Trust is a party, or require a consent of any person to prevent such breach, default, violation, lien, encumbrance, acceleration, right or termination which have not been obtained or (iii) give rise to any other rights, at law or by agreement, that would give rise to any rights of first refusal or prevent the consummation of the transaction contemplated herein. To the best of Wallace's knowledge (i) the Wallace Trust has the complete and unrestricted power to sell, assign and deliver to Buyer unencumbered title (with the exception of the Permitted Exceptions) to the Properties; (ii) as of the Closing Date there will be no restrictions (with the exception of the Permitted Exceptions) upon the vesting in Buyer of title to the Properties and all personal property and park owned homes, if any, shall be free and clear of liens, encumbrances and other claims of any kind whatsoever, and such title shall then vest in Buyer; and (iii) no approval of or filing with any federal, state or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by Wallace or the consummation of the transaction contemplated herein.


 f. Seller further represents and warrants that, to the best of its knowledge, Seller has good and marketable title to the Properties and all assets used in the operation or management of the Properties and all such assets are free and clear of all liens and encumbrances except for the Permitted Exceptions and there are no mechanics' liens or any other liens that might bind the Properties as of the Closing Date other than as shown on the Commitments.

13.  PHYSICAL CONDITION OF THE PROPERTIES:
============================================================

I. Seller represents and warrants to Buyer that as of the date hereof, and as of the Closing Date:

     a. The Properties are served by utilities, including water, sewage, gas, waste disposal, electricity, cable television and telephone, and the Seller is not aware of any inadequacies with respect to such utilities, inclusive of utility service for any sites which could be developed in the future.

     b. The Village Park FEMA Flood Insurance Rate Map No. 35001C0128D, effective 9/20/96, indicated two thirds of the property is located in Zone X, defined as an area outside the 500 year flood plain and approximately one-third of the property is located in Zone AH, which is within the 100 year flood plain at water depths of from 1 to 3 feet, usually areas of ponding.

14. RISK OF LOSS:
============================

Any risk of loss to the Properties shall be the Seller's until fee simple title has been conveyed to Buyer. In the event that the improvements on the Properties are destroyed, materially damaged or condemned in part or in whole, between the Effective Date and the Closing Date, Seller shall have the option to terminate this Agreement or, at Seller's expense, to repair said improvements and restore them to the condition that existed on the Effective Date. If Seller elects to repair the improvements, Buyer may, at Buyer's option, elect to accept a cash credit in escrow of an agreed upon amount and take title to such improvements as Seller can deliver.

15. LEGAL UNITS:
======================

Seller represents and warrants that to the best of Seller's actual knowledge, the Properties are in full compliance with all applicable zoning ordinances, all terms and conditions of any site plan or planned unit development approvals, and any other laws, rules or regulations. To the best of Seller's knowledge, the Properties are zoned for 163 (Aztec Village) and 180 (Village Park) legal, licensed mobile home units. To the best of Seller's knowledge, the Properties, the mobile home pad sites and Seller have all licenses and permits necessary for operation of the Properties as manufactured housing communities with all amenities (i.e. swimming pool) currently located at the Properties;

16.  LIQUIDATED DAMAGES:
=====================================

If Buyer fails to complete the purchase of the Properties as provided by this Agreement by reason of any default of Buyer, Seller shall be released from its obligation to sell the Properties to Buyer and may proceed against Buyer upon any claim or remedy which Seller may have in law or equity. However, Buyer and Seller hereby acknowledge and agree by their initials below that it would be impractical to fix or establish the actual damage sustained by Seller as a result of such a default by Buyer, and that the amount of the Deposit is a reasonable approximation thereof. Accordingly, if Buyer fails to complete the purchase due to Buyer's default, the Deposit shall constitute and be deemed to be the agreed upon damages of Seller and shall be paid by Buyer to Seller.

Seller agrees to waive all other remedies against the Buyer which Seller might otherwise have in law or equity by reason of such default by Buyer.

Buyer: /s/Scott Doolittle, Authorized Agent    Seller:/s/David Allen Batinvonich
      -------------------------------------           --------------------------
                                                      /s/Matthew N. Follett
                                                      ---------------------
                                                      /s/Maureen C. Jones
                                                      -------------------
                                                      /s/Howard W. Jones
                                                      ------------------
                                                      /s/John W. Wallace
                                                      ------------------

17. MEDIATION OF DISPUTES:
=======================================

BUYER AND SELLER AGREE TO MEDIATE ANY DISPUTE OR CLAIM BETWEEN THEM ARISING OUT OF THIS AGREEMENT OR ANY RESULTING TRANSACTION BEFORE RESORTING TO ARBITRATION OR COURT ACTION. Mediation is a process in which parties attempt to resolve a dispute by submitting it to an impartial, neutral mediator who is authorized to facilitate the resolution of the dispute but who is not empowered to impose a settlement on the parties. Mediation fee, if any, shall be divided equally among the parties involved. Before the mediation begins, the parties agree, if allowed by applicable laws, to sign a document limiting the admissibility in arbitration or any civil action of anything said, any admission made, and any
documents prepared, in the course of the mediation.   IF ANY PARTY COMMENCES AN
ARBITRATION OR COURT ACTION BASED ON A DISPUTE OR CLAIM TO WHICH THIS PARAGRAPH APPLIES WITHOUT FIRST ATTEMPTING TO RESOLVE THE MATTER THROUGH MEDIATION, THEN IN THE DISCRETION OF THE ARBITRATOR(S) OR JUDGE, THAT PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEY'S FEES EVEN IF THEY WOULD OTHERWISE BE AVAILABLE TO THAT PARTY IN ANY SUCH ARBIRATION OR COURT ACTION. However, the filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not in itself constitute a loss of the right to recover attorney's fees under this provision. The following matters are excluded from a requirement of mediation hereunder: (a) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust or mortgage (b) an unlawful detainer action, (c) the filing or enforcement of a mechanic's lien, and (d) any matter which is within the jurisdiction of a probate court.

18. ARBITRATION OF DISPUTES:
=======================================

Any disputes or claim in law or equity between Buyer and Seller arising out of this Agreement or any resulting transaction which is not settled through mediation shall be decided by neutral, binding arbitration and not by a court action, except as provided by New Mexico law for judicial review of arbitration proceedings.

The arbitration shall be conducted in accordance with the rules of either the American Arbitration Association (AAA) or Judicial Arbitration and Mediation Services, Inc. (JAMS). The selection between AAA and JAMS rules shall be made by the claimant first filing for the arbitration. The parties to an arbitration may agree in writing to use different rules and/or arbitrators. In all other respects, the arbitration shall be conducted in accordance with the appropriate provisions of the New Mexico Code of Civil Procedure (the "Code"). Judgment upon the award rendered by the arbitrator(s) may be rendered in any court having jurisdiction thereof. The parties shall have the right to discovery in accordance with the Code. The following matters are excluded from arbitration hereunder: (a) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust or mortgage (b) an unlawful detainer action, (c) the filing or enforcement of a mechanic's lien, and (d) any matter which is within the jurisdiction of a probate or small claims court, and (e) arbitration for bodily injury or wrongful death, or for latent or patent defects. The filing of a judicial action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies shall not constitute a waiver of the right to arbitrate under this provision.

Any controversy arising from this Agreement or its breach shall be determined by three arbitrators appointed as set out below:

Within Ten (10) days after a notice by either party to the other requesting arbitration and stating the basis of the party's claim, one arbitrator shall be appointed by each party. Notice of the appointment shall be given by each party to the other when made.

The two arbitrators shall immediately choose a third arbitrator to act with them. If they fail to select a third arbitrator within Ten (10) days of their appointment, on application by either party the third arbitration shall be promptly appointed by the then presiding judge of the Superior Court of the State of New Mexico in and for the County of Bernalillo acting as an individual. The party making the application shall give the other party Five (5) days notice of the application.

The arbitration shall be conducted pursuant to the Code. Hearings shall be held in Bernalillo County where the Properties are located in New Mexico. All notices, including notices required under the Code shall be given as provided in paragraph 22.

NOTICE: BY INITIALING IN THIS SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY NEW MEXICO LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICLLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CODE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION INVOLUNTARY."

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTER INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

Buyer: /s/Scott Doolittle, Authorized Agent    Seller:/s/David Allen Batinvonich
       ------------------------------------    ---------------------------------
                                                      /s/Matthew N. Follett
                                                      ---------------------
                                                      /s/Maureen C. Jones
                                                      -------------------
                                                      /s/Howard W. Jones
                                                      ------------------
                                                      /s/John W. Wallace
                                                      ------------------


19.SELLER REPRESENTATIONS, WARRANTIES AND DISCLOSURE:
================================================================================

I. Seller represents and warrants to Buyer that as of the date hereof, and as of the Closing Date:

     a. Seller has no actual knowledge of any impending, threatened or contemplated action of eminent domain or any other public or quasi-public taking in connection with the Properties. Seller, to the best of Seller's actual knowledge, has not received any notices from any government or other agency of any violation of any laws, ordinances, rules or regulations with respect to the Properties, the violation of which would have a material
   adverse impact on the Properties.   Seller has no actual knowledge that there
   are any lawsuits pending or existing concerning these Properties or Seller's ability to perform under this Agreement.

     b. Seller will make available to Buyer for inspection and review by appointment at the park office all documents (or legible copies thereof) in its possession relating to the construction, condition or repair of the Properties and any building and/or construction plans relating to the Properties that are in the possession of Seller.

     c. To the best of Seller's actual knowledge, the Properties are not subject to any judgment, order, writ, injunction or decree of any court or governmental instrumentality which might prohibit the consummation of the transaction contemplated herein or have a material adverse effect on the Properties, there is no claim, litigation or proceeding pending and also, to the best of the Seller's knowledge, there are no claims, litigation or proceedings threatened or investigation pending against Seller or the Properties which might prohibit the consummation of the transaction contemplated herein or have an adverse effect on the Properties (including the appointment of a custodian, receiver trustee or similar official).

     d. To the best of Seller's actual knowledge, neither the whole nor any portion of the Properties are subject, directly or indirectly, to any governmental decree or order to be sold, condemned, expropriated or otherwise taken by any public authority, nor are there any existing facts or conditions known to Seller which might give rise to any forced sale, condemnation, expropriation or other taking.

     e. To the best of Seller's actual knowledge, the Properties are not currently subject to and Seller has not received any written notice of any planned or commenced public improvements which may result in special assessments against the Properties.

     f. The Rent Rolls attached as Schedule 19(f) hereto (including all
                                   --------------
   information required to be included pursuant to Section 6A(4) hereof) and made a part hereof is true, complete and correct in all material respects.

     g. Other than as set forth on the Rent Rolls, there are no direct or indirect economic terms and conditions, including any rent concessions or rebates affecting any tenant lease or limiting increases in rents.

     h. Seller has made available on site to Buyer true and correct copies of all written Leases which are identified on the Rent Rolls. There are no amendments or modifications to such Leases either written or oral, except for amendments or modifications in writing, copies of which have been furnished to Buyer and identified. The Leases are in full force and effect. Except as set forth on Schedule 19(h), there are no defaults by Seller (and to the best
                --------------
   of Seller's actual knowledge, by the tenants) under the Leases and the Leases are fully assignable to Buyer by the Seller.

     i.  Attached hereto as Schedule 19(i) is a true and correct list of all
                            --------------
   management, leasing, service, employment and other contracts or agreements of every kind and nature affecting the Properties ("Contracts"), together with any amendments thereto.

     j. That there is not currently, nor to the best of Seller's knowledge, has there been since the initial development of the Properties as manufactured housing communities, a community prospectus for either of the Properties.

     k. The representations and warranties of Seller contained in this Agreement and to Seller's actual knowledge, all schedules, exhibits, certificates and statements and information prepared and furnished to Buyer or on behalf of by Seller in connection with the transactions contemplated hereby are accurate and complete in all material respects, and do not and will not contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements herein and therein not misleading in light of the circumstances in which they were made. Seller acknowledges and agrees that Buyer's reliance upon the representations and warranties of Seller contained in this Agreement shall not be diminished or effected in any way by Buyer conducting and completing a purchase investigation of the Properties, except to the extent Buyer had actual knowledge of the breach of such representation and warranty prior to the Closing Date.

     With the exception of all covenants, representations and warranties made by Seller herein, Buyer acknowledges and agrees that it is purchasing the Properties in their "AS IS" condition.

20.  HAZARDOUS MATERIALS:
=======================================

Seller represents and warrants for the benefit of Buyer that to the best of Seller's actual knowledge, Seller has not caused hazardous materials to be disposed of or used at the Properties, other than those diminimis amounts normally used in or disposed of in connection with the operation of a manufactured housing community.

During Seller's ownership and, to the best of Seller's knowledge, prior to its ownership, except as disclosed in the Environmental Reports, the Properties (i) have not been used to handle, treat, store or dispose of asbestos, PCB's, ureaformaldhyde or any hazardous or toxic waste or substance, in violation of applicable law and (ii) has not otherwise been contaminated, tainted or polluted, (including, without limitation, contamination of soils, groundwater and surface waters located on, in or under such premises) with pollutants or other substances which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance or the common law. To the best of Seller's actual knowledge and except as disclosed in the Environmental Reports, all wastes have been utilized, stored and disposed of, whether hazardous or not, in full compliance with all applicable local, state and federal laws and regulations so as not to result in contamination of the Property including, without limitation, soil, groundwater and surface water located on, in or under such Property and the Properties are free from any environmental contamination of any kind.

To the best of Seller's actual knowledge, neither Seller nor any third party has used, generated, manufactured, produced, stored or disposed of on, under or about the Properties or transported to or from the Properties any explosives, asbestos, radioactive materials, hazardous waste, toxic substances or related injurious materials, whether injurious by themselves or in combination with other materials (collectively, "Hazardous Materials") other than materials used in mobile home park operations on the Properties, some of which are considered to be Hazardous Materials. To the best of Seller's actual knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of such Hazardous Materials on the Properties or the migration thereof from or to other property.

21.  SUCCESSORS AND ASSIGNS:
=============================================

This Agreement and any addendum hereto shall be binding upon and inure to the benefit of the heirs, successors, representatives and assigns of the parties hereto. Buyer may only assign this Agreement to an affiliate entity. Any assignment not permitted hereunder shall be void.

22.  NOTICES:
==================

All notices required or permitted by this Agreement shall be given in writing, in person, by mail, or by facsimile to the Buyer and Seller at the addresses set forth below.

Buyer:          Chateau Communities, Inc.
Address:        6160 S. Syracuse Way
                Greenwood Village, CO  80111
Telecopy:       303-741-3715
Telephone:      800-992-9257


With a copy to:
Buyer:          Timmis & Inman LLP,
                Attn:  Bradley J. Knickerbocker
Address:        300 Talon Centre
                Detroit, Michigan 48207
Telecopy:       313-396-4229
Telephone:      313-396-4200


Sellers:        Rio Grande Investors, LLC                  Batinovich Trust dated 4/13/90
                c/o Follett Investment Properties, Inc.    Dale Allen Batinovich, Trustee
Address:        11211 Gold Country Blvd., Ste. 100         1327 Glen Eyrie Avenue
                Gold River, CA  95670                      San Jose, CA  95825
Telecopy:       916-852-0115
Telephone:      916-852-0112

                Maureen C. Jones Trust dated 10/10/90      Howard W. Jones Trust dated 3/14/90
                Maureen C. Jones, Trustee                  Howard W. Jones, Trustee
                1205 Sierra                                1556 Hanchett Avenue
                San Jose, CA  95126                        San Jose, CA  95126


                Wallace Family 1995 Revocable Trust
                John W. Wallace, Trustee
                14444 Greenwood Circle
                Nevada City, CA  95959

With a copy to:
Buyer:          Donald L. Smith, Esq.
Address:        983 University Ave., Suite 104C
                Los Gatos, CA 95030
Telecopy:       408-399-5393
Telephone:      408-354-2127

23.  AUTHORIZATION:
===========================

Buyer and Seller authorize each other to disseminate sales information regarding this transaction to the public after the Closing Date, including, but not limited to, the purchase price of the Properties.

24.  ATTORNEYS' FEES:
==============================

If this Agreement gives rise to a lawsuit, mediation, arbitration or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

25.  ADDENDA:
===================

Any addendum attached hereto and either signed or initialed by the parties shall be deemed a part hereof. This Agreement, including addenda, if any, expresses the entire Agreement of Seller and Buyer and supersedes any and all previous agreements between Seller and Buyer with regards to the Properties. There are no other understandings, oral or written, which in any way alter or enlarge the terms hereof, and there are no warranties or representations of any nature whatsoever, either express or implied, except as may be set forth herein. Any further modification of this Agreement will be effective only if it is in writing and signed by all parties.

26.  TIME:
============

Time is of the essence in the performance of this Agreement.

27.  GOVERNING LAW AND VENUE:
=============================================

This Agreement shall be governed by the laws of the State of New Mexico, and the proper venue for judicial resolution of any disputes regarding this Agreement in the County of Bernalillo.

28.  DISCLOSURE OF REAL ESTATE LICENSURE:
============================================================

The managing member of Rio Grande Investors, LLC (one of the Sellers in this transaction) is the President of Follett Investment Properties, Inc., a California licensed real estate Broker.

29.  OTHER TERMS AND CONDITIONS:
=====================================================

A.   PHASE I ENVIRONMENTAL AND ALTA SURVEY.  Seller agrees to reimburse Buyer at
     --------------------------------------
     closing for no more than Two Thousand ($2,000) dollars towards the cost to update Seller's existing ALTA survey of each Property. Buyer will pay for the Phase I Environmental Report and engineering reports.

B.   CLOSING.  Notwithstanding anything stated herein to the contrary, the
     --------
     Closing shall be contingent upon the closing on Longview Mobile Home Community, another manufactured housing community in Albuquerque, New Mexico that is controlled by the Seller (the "Longview Property"). Notwithstanding anything stated herein to the contrary, in the event of a default by Seller hereunder, Buyer shall have the right to specific performance along with the right to pursue all other remedies allowed under New Mexico Law. A default by either party under this Agreement shall be deemed a default under the Longview Contract and the non-defaulting party shall have the right to specific performance along with the right to pursue all other remedies allowed under New Mexico law.

C.   WATER METER LEASE.  Buyer agrees to assume the monthly payments of $370.30
     --------------------
     made payable to Park Utilities, Inc. for the lease on the water meters at Aztec Village. The lease is for 86 months beginning approximately November 1996.

D.   HEADINGS.  The headings of any of the Paragraphs hereof are for convenience
     ---------
     only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

E.   POST CLOSING REVIEW. Seller hereby agrees and covenants to cooperate fully,
     --------------------
     at no expense to itself, with Buyer's review of Seller's financial information after Closing. The parties hereby acknowledge and agree that the purpose of this review is not to allow an adjustment of the Purchase Price by either party hereto and shall not be used for same. Notwithstanding the foregoing, in the event the review causes Buyer to discover a breach of any provision under this Agreement, Buyer shall be entitled to pursue all remedies available to it as a result of such breach.

30.  PROCURING CAUSE:
===================================

All parties hereto acknowledge and agree that no brokerage commissions are due on this transaction and Buyer and Seller agree to hold each other harmless with regard to anyone claiming a commission or fee by or through them.

AGREED AND ACCEPTED BY BUYER:

CP LIMITED PARTNERSHIP, a Maryland Limited Partnership
ITS:  Managing General Partner

By: /s/Scott Doolittle                 5/13/99                 Address:      6160 S. Syracuse Way
    --------------------------        ---------------
     Scott Doolittle                   Date                                  Greenwood Village, CO  80111
     Authorized Agent

31.  ACCEPTANCE:
========================

Buyer's signature hereon constitutes an offer to purchase the Properties on the terms and conditions set forth herein. Unless acceptance hereof is made on or before May 15, 1999, 5:00 p.m. P.S.T. this offer shall be null and void, the deposit shall be returned to Buyer, and neither Seller nor Buyer shall have any further rights or obligations hereunder. Acceptance shall be made by Seller's signature on this Agreement and conveyance to Buyer or Buyer's agent, by telephone or written means, of the fact that such signature and acceptance has occurred.

Seller accepts the foregoing offer and agrees to sell the Properties to Buyer for the price and on the terms and conditions stated herein. Seller acknowledges receipt of an executed copy of this Agreement .

32.  COUNTERPARTS:
==========================

The parties may execute this Agreement, any and all addends attached hereto, and any and all future modifications of this agreement in two or more counterparts or by fax which shall, in the aggregate, be signed by all the parties; each counterpart shall be deemed an original instrument as against any party who has signed it.

AGREED AND ACCEPTED BY SELLER/EXCHANGER:

RIO GRANDE INVESTORS, LLC
A New Mexico Limited Liability Company

By: /s/Matthew N. Follet                 5/12/99               Address:      11211 Gold Country Blvd., Ste. 100
    -------------------------------    -------------
     Matthew N. Follett                  Date                                Gold River, CA  95670
     Managing Member

BATINOVICH TRUST DATED 4/13/90

By: /s/Dale Allen Batinovich              5/17/99              Address:      1327 Glen Eyrie Avenue
    -------------------------------      -----------
     Dale Allen Batinovich, Trustee       Date                               San Jose, CA  95825


MAUREEN C. JONES TRUST dated 10/10/90

By: /s/Maureen C. Jones            5/17/99    Address:    1205 Sierra
   ---------------------------     -------
    Maureen C. Jones, Trustee      Date                   San Jose, CA  95126


HOWARD W. JONES TRUST dated 3/14/90

By: /s/Howard W. Jones             5/17/99    Address:    1556 Hanchett Avenue
   --------------------------      -------
    Howard W. Jones, Trustee       Date                   San Jose, CA  95126


WALLACE FAMILY 1995 REVOCABLE TRUST

By: /s/John W. Wallace             5/13/99    Address:    14444 Greenwood Circle
   ---------------------           -------
    John W. Wallace                Date                   Nevada City, NV  95959


NO REPRESENTATION IS MADE BY FOLLETT INVESTMENT PROPERTIES, INC. OR ANY OF ITS AGENTS AS TO THE LEGAL OR TAX EFFECT OR VALIDITY OF ANY PROVISIONS OF THIS AGREEMENT. A REAL ESTATE BROKER IS QUALIFIED TO GIVE ADVICE ON REAL ESTATE MATTERS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN ATTORNEY OR TAX ADVISOR.